UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2008

FORCE PROTECTION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC		29456
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code        (843) 574-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 20, 2008, Force Protection, Inc. received a NASDAQ Additional Staff Determination letter indicating that Force Protection is not in compliance with the NASDAQ continued listing requirements set forth in Marketplace Rule 4310(c)(14) because it did not file its Quarterly Report on Form 10-Q for the three-month period ended March 31, 2008 with the Securities and Exchange Commission.  On March 19, 2008, Force Protection received a NASDAQ Staff Determination letter indicating that Force Protection is not in compliance with the NASDAQ continued listing requirements set forth in Marketplace Rule 4310(c)(14) because it did not timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 with the Securities and Exchange Commission.  On March 21, 2008, Force Protection requested a hearing before the panel to review NASDAQ’s determination and to request continued listing of its common stock on The NASDAQ Capital Market.  The request was granted and hearing was held.  Pending the resolution of this hearing, Force Protection’s common stock will remain listed on The NASDAQ Capital Market. There can be no assurance that Force Protection’s request for continued listing of its common stock will be granted.

Force Protection intends to file its Annual Report on Form 10-K for the year ended December 31, 2007 and the Quarterly Report on Form 10-Q for the three-month period ended March 31, 2008 with the SEC promptly upon the completion of the audit of the consolidated financial statements for the year ended December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: May 27, 2008

/s/ Michael Moody
(Signature)

Name: Michael Moody
Title: Chief Executive Officer and President